BLACKSKY REPORTS FIRST QUARTER 2022 RESULTS
Record Q1 Revenue, up 91% Compared to Prior Year Period
Imagery and Software Analytical Services Revenue Grew to 70% of Total Revenue

Herndon, VA – May 11, 2022 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY), a leading provider of real-time geospatial intelligence and global monitoring, today announced its results for the first quarter ended March 31, 2022.

First Quarter Financial Highlights:
•Record revenue of $13.9 million, up 91% from prior year period
•Imagery & software analytical services revenue improves 63% over prior year's quarter
•Net loss of $20.0 million
•Adjusted EBITDA (1) loss of $9.5 million
•Cash balance at the end of March 2022 was $138.4 million
•Capital expenditures of $13.4 million

(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this release.

“Increased customer demand worldwide for our imagery and analytic solutions drove record quarterly revenue for BlackSky with first quarter revenue growth of 91% versus the prior year,” said Brian E. O’Toole, Chief Executive Officer. “We're seeing stronger demand from U.S. and International governments for the critical intelligence and insights BlackSky provides. It is clear the world needs BlackSky's unique capabilities now more than ever. The current crisis in Ukraine has underscored the vital importance of real-time Earth intelligence for military, commercial, and humanitarian applications. To address growing demand, we're expanding our direct sales team and reseller network. We are seeing immediate payback in these investments with multiple new contract wins in the first quarter. Our satellite operations team continued to execute successfully launching two additional satellites last month, bringing our total constellation to 14. We are very proud that these satellites achieved commercial operations within 12 hours of launch. Overall, we are pleased with the strong start to the year and are excited to carry this momentum forward throughout the year.”

Financial Results

Revenues
Total revenue for the first quarter of 2022 was $13.9 million, up $6.6 million or 91% from the first quarter of 2021. Imagery and software analytical services revenue was $9.8 million primarily driven by increased demand from new and existing government contracts and represented approximately 70% of total revenues. Also contributing to the increase in total revenues was engineering and systems integration revenue of $4.1 million primarily driven by an increase in the percentage completion of certain contracts.

Gross Margin
Gross margin for the first quarter of 2022 was 21.2% compared to 24.5% in the prior year period. The decrease was primarily from higher engineering and systems integration expenses largely attributable to non-recurring design costs and material procurement costs, partially offset by strong imagery and software analytical service margin of approximately 40%.

Operating Expenses
Operating expenses for the first quarter of 2022 were $30.1 million, which included $9.3 million of non-cash stock-based compensation expense. Excluding stock-based compensation expense of $9.3 million in the first quarter of 2022 and $0.5 million in the first quarter of 2021, year-over-year operating expenses increased $10.0 million. The increase was primarily due to higher depreciation expense driven by the six additional satellites placed into orbit in the fourth quarter of 2021, investments in sales, software, and engineering hires, and public company operating costs.

Operating Loss
Operating loss for the first quarter of 2022 was $27.1 million compared to an operating loss of $9.5 million in the first quarter of 2021. The year-over-year increase in operating loss was primarily due to higher operating expenses as stated above, partially offset by an increase in gross profit.

Adjusted EBITDA (1)
Adjusted EBITDA loss for the first quarter of 2022 was $9.5 million compared to an adjusted EBITDA loss of $6.2 million in the prior year period. The year-over-year decline was primarily due to investments in sales, software, and engineering hires, as well as public company operating costs.

Balance Sheet & Capital Expenditures
As of March 31, 2022, cash and cash equivalents totaled $138.4 million. Capital expenditures for the first quarter of 2022 was $13.4 million.

Recent Business Highlights
•Awarded a multi-million-dollar contract from an International government to provide on-demand satellite imagery

•Signed additional agreements with a number of International governments and non-governmental organizations (NGOs) to provide real-time imagery and analytics in high demand locations
•Received additional task orders for the Economic Indicator Monitoring project with the National Geospatial-Intelligence Agency (NGA)
•Experienced increased customer demand and order activity with the National Reconnaissance Office (NRO) to provide intelligence and insights in support of the crisis in Ukraine
•Expanded global reseller network by over 25% further strengthening BlackSky's sales distribution channels in the UK, Eastern Europe, Asia, and Central and South America regions
•Enhanced the Company's site monitoring product capabilities with new analytics and imaging features to better support our growing customer base
•On April 2nd, the Company launched two additional Gen-2 satellites into orbit, bringing the total constellation to 14 satellites. These two satellites successfully began revenue-generating commercial operations within 12 hours of launch.

2022 Outlook
The Company continues to anticipate strong demand for its geospatial intelligence and analytic insights throughout the year. As a result, the Company maintains its full year 2022 revenue expectations of between $58 million and $62 million, which at the mid-point of this range results in a 76% increase over the prior year. The Company continues to expect capital expenditures for the full year 2022 to be between $52 million and $56 million, a decrease compared to 2021 spend as the Company believes capacity from the 14-satellite constellation will be more than sufficient to support increased customer demand.

Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 AM ET. Senior management will review the results, discuss BlackSky’s business, and answer questions. To access the call, participants should dial 1-877-589-7299 (domestic) or 1-201-689-8778 (international) at least ten minutes prior to the start of the call. To hear a live web simulcast or to listen to the archived webcast following completion of the call, please click here or visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events” to access the link to the webcast. To listen to a replay of the conference call, please dial 1-877-660-6853 or 1-201-612-7415 using access code 13729486. The audio replay will be available from approximately 12:30 PM ET on May 11, 2022, through May 25, 2022.

About BlackSky Technology Inc.
BlackSky is a leading provider of real-time geospatial intelligence. Leveraging its own satellite constellation and harnessing the world’s emerging sensor networks, the Company monitors the activities and locations worldwide that matter most to its customers. BlackSky’s on-demand constellation of proprietary satellites, together with the sensors in its partners’ constellations, are capable of imaging targeted locations on Earth multiple times a day in a variety of conditions. The data collected from BlackSky’s satellites and other sources populates BlackSky’s proprietary data lake and platform. Cutting-edge computer techniques, including machine learning and artificial intelligence, allow BlackSky’s customers to derive unique and commercially valuable insights, providing them with a first-to-know advantage. BlackSky’s suite of real-time geospatial intelligence products can be integrated into a customer’s system or made available through BlackSky’s Spectra platform using a laptop and internet connection. The Company’s variety of pricing and utilization options enables customers to customize their first-to-know experience. For more information, visit www.blacksky.com.

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to, realized loss on conversion of bridge notes, stock-based compensation expense, unrealized (gain)/loss on certain warrants/shares classified as derivatives, satellite impairment loss, (gain)/loss on debt extinguishment, (gain)/loss from discontinued operations, loss/(gain) on equity method investment, transaction related legal settlements, and transaction costs associated with derivative liabilities.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability, and use of such financial performance measures.

Forward-Looking Statements
Certain statements and other information included in this release constitute forward-looking statements under applicable securities laws. Words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate", "future", "opportunity", "will likely result", or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks, and uncertainties, as well as other statements referring to or including forward-looking information included in this release.

Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this release. As a result, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about BlackSky and its business included in BlackSky's disclosure materials filed from time to time with the U.S. Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements in this release as a result of new information or future events, except as may be required under applicable securities law.

Investor Contact
Aly Bonilla
abonilla@blacksky.com
571-591-2864

Media Contact
Pauly Cabellon
pcabellon@blacksky.com
202-997-1443

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Revenue
Imagery & software analytical services	$9,772	$5,998
Engineering & systems integration	4,124	1,296
Total revenue	13,896	7,294
Costs and expenses
Imagery & software analytical service costs, excluding depreciation and amortization	5,907	4,379
Engineering & systems integration costs, excluding depreciation and amortization	5,048	1,130
Selling, general and administrative	22,536	8,478
Research and development	146	28
Depreciation and amortization	7,391	2,764
Operating loss	(27,132)	(9,485)
Gain (loss) on derivatives	8,140	(14,008)
Income on equity method investment	257	196
Interest expense	(1,255)	(1,168)
Other income (expense), net	2	(144,091)
Loss before income taxes	(19,988)	(168,556)
Income tax (expense) benefit	—	—
Net loss	(19,988)	(168,556)
Other comprehensive income	—	1,389
Total comprehensive loss	$(19,988)	$(167,167)

Basic and diluted loss per share of common stock:
Net loss per share of common stock	$(0.17)	$(0.70)

Weighted average common shares outstanding - basic and diluted	115,479	242,289

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$135,886	$165,586
Restricted cash	2,518	2,518
Accounts receivable, net of allowance of $8 and $39, respectively	5,491	2,629
Prepaid expenses and other current assets	5,044	6,264
Contract assets	2,865	1,678
Total current assets	151,804	178,675
Property and equipment - net	67,102	70,551
Goodwill	9,393	9,393
Investment in equity method investees	4,259	4,002
Intangible assets - net	2,339	2,480
Satellite procurement work in process	51,846	40,102
Other assets	565	560
Total assets	$287,308	$305,763
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$15,530	$10,837
Amounts payable to equity method investees	3,951	5,613
Contract liabilities - current	9,528	11,266
Other current liabilities	2,619	2,819
Total current liabilities	31,628	30,535
Liability for estimated contract losses	3,626	6,054
Long-term contract liabilities	3,000	568
Derivative liabilities	8,786	16,925
Long-term debt - net of current portion	71,909	71,408
Other liabilities	1,463	653
Total liabilities	120,412	126,143
Commitments and contingencies (Note 16)
Stockholders’ equity:
Class A common stock, $0.0001 par value-authorized, 300,000 shares; issued, 120,506 and 117,160 shares; outstanding, 117,927 shares and 114,452 shares as of March 31, 2022 and December 31, 2021, respectively.	12	11
Additional paid-in capital	657,781	650,518
Accumulated deficit	(490,897)	(470,909)
Total stockholders’ equity	166,896	179,620
Total liabilities and stockholders’ equity	$287,308	$305,763

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(19,988)	$(168,556)
Depreciation and amortization expense	7,391	2,764
Bad debt expense	6	—
Stock-based compensation expense	10,240	508
Loss on issuance of Bridge Notes	—	96,476
Issuance costs for derivative liabilities and debt carried at fair value	—	47,623
Amortization of debt discount and issuance costs	502	348
Gain on equity method investment	(257)	(196)
Loss on disposal of property and equipment	—	24
(Gain) loss on derivatives	(8,140)	14,008
Changes in operating assets and liabilities:
Accounts receivable	(2,868)	(1,651)
Contract assets	(1,187)	(66)
Prepaid expenses and other current assets	1,220	(158)
Other assets	(5)	96
Accounts payable and accrued liabilities	1,533	(3,753)
Other current liabilities	(200)	(11)
Contract liabilities - current and long-term	694	1,258
Liability for estimated contract losses	(2,428)	(171)
Other liabilities	811	874
Net cash used in operating activities	(12,676)	(10,583)
Cash flows from investing activities:
Purchase of property and equipment	(1,926)	(17)
Satellite procurement work in process	(11,499)	(7,502)
Net cash used in investing activities	(13,425)	(7,519)
Cash flows from financing activities:
Proceeds from issuance of debt	—	58,082
Proceeds from options exercised	17	1
Proceeds from warrants exercised	—	120
Payments for deferred offering costs	—	(321)
Payments for debt issuance costs	—	(91)
Withholding tax payment on vesting of restricted stock awards	(3,616)	—
Net cash (used in) provided by financing activities	(3,599)	57,791
Net (decrease) increase in cash, cash equivalents, and restricted cash	(29,700)	39,689
Cash, cash equivalents, and restricted cash – beginning of year	168,104	10,573
Cash, cash equivalents, and restricted cash – end of period	$138,404	$50,262

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Net loss	$(19,988)	$(168,556)
Loss on issuance of Bridge Notes, including debt issuance costs expensed for debt carried at fair value	—	144,099
Stock-based compensation expense	10,240	508
(Gain) loss on derivatives	(8,140)	14,008
Depreciation and amortization	7,391	2,764
Interest expense	1,255	1,168
Income on equity method investment	(257)	(196)
Adjusted EBITDA	$(9,499)	$(6,205)